UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018

SOUTH JERSEY INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-6364	22-1901645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ	08037
(Address of principal executive offices)	(Zip Code)

(609) 561-9000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On June 26, 2018, South Jersey Industries, Inc. (the “Company”) and Elizabethtown Gas Company (formerly known as “ETG Acquisition Corp.”), a New Jersey corporation (the “Borrower”) and wholly owned subsidiary of the Company, entered into a $530,000,000 364-day term loan credit agreement (the “Term Loan Credit Agreement”) with Bank of America, N.A., as lender and administrative agent (the “Term Loan Administrative Agent”), and the several lenders from time to time party thereto.  On June 28, 2018 (the “Closing Date”), the lenders funded the term loan facility documented by the Term Loan Credit Agreement.  As previously disclosed, on October 15, 2017, the Company entered into an asset purchase agreement (the “Elizabethtown Asset Purchase Agreement”) to acquire from Pivotal Holdings, Inc., the assets of New Jersey-based Elizabethtown Gas (the “Elizabethtown Acquisition”) for an aggregate purchase price of approximately $1.69 billion in cash.  The Company intends to consummate the Elizabethtown Acquisition indirectly through the Borrower pursuant to the terms of the Elizabethtown Asset Purchase Agreement.  The term loans received pursuant to the Term Loan Credit Agreement will be used to fund a portion of the Elizabethtown Acquisition.

At the election of the Borrower, the term loans will bear interest at a variable base rate or a variable London Interbank Offered Rate (“LIBOR”).  Interest per annum on base rate loans will be equal to the highest of (i) the Federal Funds Rate (as defined in the Term Loan Credit Agreement) plus 0.50%, (ii) the rate of interest in effect for such day as publicly announced by the Term Loan Administrative Agent as its “prime rate” and (iii) the LIBOR Rate plus 1.00% (the “Base Rate”), plus in each case an applicable margin that may range from zero to 0.350%, depending on the Borrower’s unsecured credit rating, or, if the Borrower’s unsecured credit rating is not available, the Company’s unsecured credit rating.  Interest on LIBOR loans will be equal to LIBOR plus an applicable margin that may range from 0.750% to 1.350%, depending on the Borrower’s or the Company’s, as applicable, unsecured credit rating.

The Term Loan Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Borrower and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.70 to 1.0 (as such terms are defined in the Term Loan Credit Agreement), and customary events of default. The Company initially entered into the Term Loan Credit Agreement as a guarantor of the Borrower’s obligations thereunder, but, pursuant to the terms of the Term Loan Credit Agreement, the Company’s guarantee was automatically terminated upon the Closing Date.

A copy of the Term Loan Credit Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Term Loan Credit Agreement is qualified in its entirety by reference to the text of the Term Loan Credit Agreement filed herewith.

Revolving Credit Agreement

On June 26, 2018, South Jersey Industries, Inc., (the “Company”), Elizabethtown Gas Company (formerly known as “ETG Acquisition Corp.”), a New Jersey corporation (“EGC”), Elkton Acquisition Corp., a Maryland corporation (“Elkton”, and together with EGC, the “Borrowers”) entered into a $200,000,000 two-year revolving credit agreement (the “Revolving Credit Agreement”) with JPMorgan Chase Bank, N.A., as lender and administrative agent (the “Revolving Administrative Agent”), and the several lenders from time to time party thereto.  The Company entered into the Revolving Credit Agreement for the purpose of acting as a guarantor to Elkton’s obligations under the Revolving Credit Agreement. The lenders are expected to fund the revolving facility documented by the Revolving Credit Agreement on July 2, 2018.  As previously disclosed, on October 15, 2017, the Company entered into an asset purchase agreement (the “Elkton Asset Purchase Agreement”) to acquire from Pivotal Holdings, Inc., the assets of Maryland-based Elkton Gas (the “Elkton Acquisition”) for an aggregate purchase price of approximately $10.0 million in cash.  The Company intends to consummate the Elizabethtown Acquisition indirectly through the Borrower pursuant to the terms of the Elkton Asset Purchase Agreement.  The loans received pursuant to the Revolving Credit Agreement will be used to fund a portion of the Elkton Acquisition.

The Revolving Credit Agreement provides for the extension of credit to the Company by the lenders thereunder in a total aggregate amount of $200,000,000 in the form of revolving loans up to the full $200,000,000 amount of the facility.  In addition, as part of the total $200,000,000 extension of credit, the revolving credit facility provides for swingline loans (in an amount not to exceed an aggregate of $20,000,000), by the swingline lender thereunder, and letters of credit (in an amount not to exceed an aggregate of $50,000,000), by the issuing banks thereunder, each at the applicable interest rates specified in the Revolving Credit Agreement.  Subject to certain conditions set forth in the Revolving Credit Agreement, the Company may increase the revolving credit facility up to a maximum aggregate amount of $50,000,000 (for a total revolving facility of up to $250,000,000), although no lender is obligated to increase its commitment.

At the election of the applicable Borrower, the revolving loans will bear interest at a variable base rate or a variable London Interbank Offered Rate (“LIBOR”).  Interest per annum on base rate loans will be equal to the highest of (i) the NYFRB Rate (as defined in the Revolving Credit Agreement) plus 0.50%, (ii) the rate of interest in effect for such day as publicly announced by the Revolving Administrative Agent as its “prime rate” and (iii) the one-month LIBOR Rate plus 1% (the “Base Rate”), plus in each case, an applicable margin that may range from zero to 0.375%, depending on the Borrower’s unsecured credit rating.  Interest on LIBOR loans will be determined by reference to LIBOR plus an applicable margin that may range from 0.690% to 1.375%.

The Revolving Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Borrower and its subsidiaries on a consolidated basis to Consolidated Total Capitalization of not more than 0.70 to 1.0 (as such terms are defined in the Revolving Credit Agreement), and customary events of default.

A copy of the Revolving Credit Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Revolving Credit Agreement is qualified in its entirety by reference to the text of the Revolving Credit Agreement filed herewith.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1
Term Loan Credit Agreement dated as of June 26, 2018, among ETG Acquisition Corp., as borrower, South Jersey Industries, Inc., as guarantor, Bank of America, N.A., as administrative agent and the several lenders from time to time party thereto.

10.2
Revolving Credit Agreement dated as of June 26, 2018, among ETG Acquisition Corp. and Elkton Acquisition Corp, as borrowers, South Jersey Industries, Inc., as guarantor,  JPMorgan Chase Bank, N.A., as administrative agent and the several lenders from time to time party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: July 2, 2018	By:	/s/ Stephen H. Clark
		Name:	Stephen H. Clark
		Title:	Executive Vice President and Chief
Financial Officer